Exhibit 99.1

GOLDFIELD ANNOUNCES SECOND-QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

MELBOURNE, Florida, July 27, 2017 - The Goldfield Corporation (NYSE American: GV), a leading provider of electrical construction services for the utility industry and industrial customers through its subsidiaries Power Corporation of America, C and C Power Line, Inc. and Southeast Power with operations primarily in the Southeast and mid-Atlantic regions of the United States and Texas, today announced it will issue second-quarter 2017 financial results for the three and six months ended June 30, 2017, on or before the market opens on Thursday, August 10th. Investors can access the financial results (including any information required by Regulation G) at http://ir.goldfieldcorp.com/financial-results.
The Company’s President and Chief Executive Officer John H. Sottile and Chief Financial Officer Stephen R. Wherry will host a conference call and webcast to discuss results at 10 a.m. Eastern time that morning. To participate in the conference call via telephone, please dial (866) 373-3407 (domestic) or (412) 902-1037 (international) at least five minutes prior to the start of the event. Goldfield will also webcast the conference call live via the internet. Interested parties may access the webcast at http://thegoldfieldcorp.equisolvewebcast.com/q2-2017 or through the Investor Relations section of the Company’s website at http://www.goldfieldcorp.com. Please access the website at least 15 minutes prior to the start of the call to register and download and install any necessary audio software. The webcast will be archived at this link or through the Investor Relations section of the Company’s website for six months.
About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast and mid-Atlantic regions of the United States and Texas. For additional information, please refer to our filings with the Securities and Exchange Commission or visit the Company’s website at http://www.goldfieldcorp.com.

For further information, please contact:
The Goldfield Corporation
Kristine Walczak
Phone:    (312) 780-7205
Email:     kwalczak@dresnerco.com